UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia,  30346

(Address of principal executive offices)

Registrant’s telephone number, including area code:    770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item        2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 23, 2005, CompuCredit Corporation (the “Company”) issued $300,000,000 aggregate principal amount of its 5.875% Convertible Senior Notes due 2035 (the “Notes”).  The Notes were issued pursuant to an Indenture dated November 23, 2005 (the “Indenture”) between the Company and Wachovia Bank, National Association, as Trustee under the Indenture.  The Company has granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $50,000,000 aggregate principal amount of the Notes.  During certain periods and subject to certain conditions, the Notes may be converted, redeemed or repurchased.  The Notes will bear interest at a rate of 5.875% per year and will mature on November 30, 2035, unless earlier converted, redeemed or repurchased.

Pursuant to a Resale Registration Rights Agreement dated November 23, 2005 (the “Registration Rights Agreement”) among the Company and the representatives of the initial purchasers of the Notes, the Company has agreed to register the resale of the Notes and the underlying common stock of the Company under the Securities Act of 1933, as amended.

The foregoing description of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full terms and provisions of those agreements as set forth in the Indenture and the Registration Rights Agreement.  Copies of the Indenture and the Registration Rights Agreement are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit 4.1	Indenture dated November 23, 2005 between CompuCredit Corporation and Wachovia Bank, National Association.

Exhibit 4.2	Resale Registration Rights Agreement dated November 23, 2005 among the Company and the representatives of the initial purchasers of the Notes.

Exhibit 99.1	Press Release issued November 23, 2005 regarding completion of sale of Convertible Senior Notes due 2035.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: November 28, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

November 28, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
4.1	Indenture dated November 23, 2005	☒
4.2	Resale Registration Rights Agreement dated November 23, 2005	☒
99.1	Press Release issued November 23, 2005.	☒